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Third Quarter 2011 Earnings Presentation October 27, 2011 NASDAQ • TRS

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Third Quarter Results • Playbook in place continues to enhance TriMas value ̶ Operating processes established to maximize results ̶ Great execution of growth and productivity programs ̶ Strategic plans and actions to maximize long-term portfolio and business focus • Sixth consecutive quarter of double-digit sales and earnings growth despite choppy markets ̶ Diversified business portfolio driving positive results ̶ Took quick actions in response to mixture of end market softness and strength in our diverse segments ̶ Ongoing “restructuring” to ensure best cost producer position • Strategic aspirations consistent Delivering on our commitments, while investing in future growth. 4

Financial Highlights

Third Quarter Summary • Sales increased 16.8% vs. Q3 2010 with growth in all segments ̶ Investments in bolt-on acquisitions, new products and expanding geographies driving positive results • Productivity efforts continued to fund growth initiatives and offset commodity inflation • Sales mix had continued negative impact on margin levels • Income and EPS increased more than 40% compared to Q3 2010 due to increased sales volume and reductions in interest expense • Continued focus on cash flow and debt reduction 6 (1) Free Cash Flow is defined as Cash Flows from Operating Activities Less Capital Expenditures. ($ in millions, except per share amounts) ( f ro m co ntinuing o perat io ns) Q3 2011 Q3 2010 % Chg Revenue 277.7$ 237.7$ 16.8% Gross Profit 81.9$ 72.1$ 13.7% Gross Profit M argin 29.5% 30.3% -80 bps Operating Profit 35.8$ 31.7$ 12.8% Operating Profit M argin 12.9% 13.3% -40 bps Income 17.0$ 12.0$ 42.1% Diluted earnings per share 0.49$ 0.35$ 40.0% Free Cash Flow (1) 30.7$ 24.3$ 26.3% Debt and A/R Securitization 476.0$ 499.4$ -4.7% Q3 2011 Total Company Income per Diluted Share of $0.52, an improvement of 40.5% as compared to $0.37 in Q3 2010.

Working Capital Significant sales growth and geographic expansion adds complexity – process improvements ongoing. 7 Comments: • Significant growth and global expansion adds complexity to the supply chain – focus on continuous improvement • Made decision to increase inventory levels to improve fill rates and meet customer needs in select businesses • Long-term target remains approximately 13% of sales at year end – more efficiencies yet to come 17.3% 15.7% 15.0% 16.4% Q3 2008 Q3 2009 Q3 2010 Q3 2011 Operating Working Capital as a % of LTM Sales

Capitalization

(Unaudited, $ in thousands)		September 30, 2011		December 31, 2010
Cash and Cash Equivalents	$	10,540	$	46,370
Term loan		224,440		248,950
Revolving credit facilities		5,000		-
Non-U.S. bank debt and other		750		290
		230,190		249,240
9 $^{3}/_{4}$% senior secured notes, due December 2017		245,770		245,410
A/R Facility Borrowings		-		-
Total Debt	$	475,960	$	494,650
Key Ratios:				
Bank LTM EBITDA	$	180,080	$	165,960
Interest Coverage Ratio		4.04 x		3.10 x
Leverage Ratio		2.65 x		3.06 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*2.50 x*		*2.00 x*
Maximum Leverage Ratio		*4.00 x*		*5.00 x*

As of September 30, 2011, TriMas had $162.7 million of cash and available liquidity under its revolving credit and accounts receivables facilities.

TriMas Corporation

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Segment Highlights

Packaging Results: • Q3 2011 sales increased as a result of the Innovative Molding acquisition in August 2011 and favorable currency exchange • Legacy industrial closure and specialty system sales decreased, primarily due to customers’ management of inventory levels in light of economic uncertainty • Gross profit margin was negatively impacted 480 basis points due to purchase accounting adjustments, additional costs related to the acquisition and inefficiencies at Innovative resulting from a move to a new manufacturing facility • Operating profit decreased due to lower legacy business sales levels and margin decreased primarily due to the incremental costs related to the acquisition • Legacy business margin levels increased despite lower sales volumes as a result of continued productivity and lean initiatives ($ in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets – Pharmaceutical, medical – Food, beverage and nutrition – Personal care • Increase geographic coverage efforts in Europe and Asia • Continue integrating Innovative Molding and consider other complementary bolt-on acquisitions • Increase low-cost country sourcing and manufacturing • Ensure new products continue to have barriers to entry 10 Net Sales $44.5 $46.1 Q3 2010 Q3 2011 3.6% Operating Profit $13.1 $10.2 Q3 2010 Q3 2011 -22.1%

Energy ($ in millions) Results: • Q3 2011 sales increased as a result of the South Texas Bolt & Fitting (STB&F) acquisition in Q4 2010, incremental sales from newer branch facilities and improved customer demand • The results generated by the acquisition of STB&F are exceeding expectations • Operating profit and margin level increased due to higher sales volumes, partially offset by a less favorable sales mix and higher SG&A in support of growth initiatives Key Initiatives: • Faster expansion of business with major customers globally • Capitalize on synergies related to acquisition of STB&F • Increase sales of specialty gaskets and bolts • Capture larger share of new markets such as OEM, Engineered & Construction, Power Generation and Pulp/Paper • Continue to reduce costs and improve working capital turnover 11 Net Sales $31.7 $42.7 Q3 2010 Q3 2011 34.6% Operating Profit $3.1 $4.6 Q3 2010 Q3 2011 47.1%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Drive ongoing lean initiatives to lower working capital and reduce costs • Leverage and further develop existing defense customer relationships • Consider complementary bolt-on acquisitions ($ in millions) Results: • Q3 2011 sales increased due to improved demand from aerospace distribution customers - higher sales of blind bolts and temporary fasteners ̶ Partially offset by lower sales in defense business • Operating profit remained relatively flat as the higher sales levels were essentially offset by a less favorable mix from the defense business and higher SG&A expenses • Expectations for continued ramp-up of large frame, composite aircraft 12 Net Sales $19.2 $20.3 Q3 2010 Q3 2011 6.1% Operating Profit $5.4 $5.4 Q3 2010 Q3 2011 1.3%

Engineered Components ($ in millions) Key Initiatives: • Expand complementary product lines at well-site and grow natural gas compression products • Capitalize on shale and natural gas opportunities • Develop additional capabilities of cylinder business to capture new markets • Continue to reduce costs and improve working capital turnover • Continue to expand product offering and geographies Results: • Q3 2011 sales increased due to improved demand and increased market share for industrial cylinders, engines, compressors and other well-site content • Specialty fittings and precision cutting tool businesses now classified as discontinued operations and assets held for sale • Operating profit increased due to higher sales volumes, increased absorption of fixed costs and productivity efforts, partially offset by higher SG&A supporting the increased sales levels • Q3 2011 operating profit margin improved approximately 630 basis points compared to Q3 2010 13 Net Sales $30.5 Q3 2010 Q3 2011 50.7% $46.0 Operating Profit $3.2 $7.7 Q3 2010 Q3 2011 140.1%

Cequent (Asia Pacific & North America) ($ in millions) $46.4 Results: • Q3 sales in North America improved due to increased sales within the retail and industrial channels resulting from market share gains • North America operating profit and margin level decreased due to sale of higher cost inventory, manufacturing inefficiencies and increased SG&A costs, partially offset by higher sales levels and productivity initiatives • Asia Pacific sales increased compared to Q3 2010 due to new business awards in Thailand and Australia and the impact of favorable currency exchange • Asia Pacific operating profit and related margin percentage increased due to higher sales levels and continued productivity efforts, as well as customer agreement to reimburse new program start-up costs incurred during Q2 2011 Key Initiatives: • Continue to reduce fixed costs and simplify the businesses • Improve processes for better customer service and support • Leverage strong brands for additional market share and cross-selling • Expand sales to newer geographies • Continue to reduce working capital requirements Asia Pacific North America 14 Asia Pacific North America $26.0 $96.5 Net Sales $18.3 $93.6 Q3 2010 Q3 2011 $111.9 $122.5 8.7% $5.3 $9.6 Operating Profit $2.4 $11.0 Q3 2010 Q3 2011 $14.9 11.4% $13.4

YTD 2011 Summary • Strong organic growth through market share gains, product innovation, geographic expansion and increased end market demand • Recent acquisitions ahead of schedule with enhanced synergies and growth • Improved operating leverage and capital structure • Successfully refinanced and amended debt – Strong capital position through 2016 • Working capital provides ongoing opportunity to increase efficiency • Continuous productivity initiatives fund investments in long-term growth Continue momentum to drive positive results. 15

Outlook and Summary

2011 Outlook As of 10/27/11 As of 2/28/11 As of 4/28/11 As of 7/28/11 Continuing Operations(1) Discontinued Operations(1) Sales Growth 6% to 9% 8% to 11% 13% to 16% 16% to 17% Earnings Per Share, diluted $1.40 to $1.50 $1.45 to $1.60 $1.60 to $1.70 $1.52 to $1.57 Approximately $0.13 Free Cash Flow(2) $50 to $60 million $50 to $60 million $50 to $60 million Approximately $50 million (1) During the third quarter 2011, the Company committed to a plan to exit its precision cutting tool and specialty fittings lines of business, both of which were part of the Engineered Components segment. These businesses are now classified as discontinued operations and assets held for sale. (2) 2011 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures. 2011 Total Company Net Income Per Diluted Share is expected to be between $1.65 and $1.70, within the high end of outlook previous provided. 17

Strategic Aspirations • High single-digit top-line growth • Earnings growth faster than revenue growth • 3% to 5% of total gross cost productivity gains annually – utilize savings to fund growth • Invest in growth programs that deliver new products, new markets and expanded geographies • Increase revenues in fastest growing markets • Ongoing improvement in capital turns and all cycle times • Continued decrease in leverage ratio Strategic aspirations are our foundation for 2012. 18

Questions & Answers

Appendix

YTD Summary

($ in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2011		Q3 YTD 2010		% Chg
Revenue	$	824.3	$	690.0	19.5%
Gross Profit	$	242.1	$	208.8	15.9%
Gross Profit Margin		*29.4%*		*30.3%*	*-90 bps*
Operating Profit	$	104.9	$	90.7	15.7%
Operating Profit Margin		*12.7%*		*13.1%*	*-40 bps*
Income	$	43.7	$	31.3	39.6%
Excl. Special Items (1), Income would have been:	*$*	*46.1*	*$*	*31.3*	*47.4%*
Diluted earnings per share	$	1.26	$	0.91	38.5%
Excl. Special Items (1), diluted EPS would have been:	*$*	*1.33*	*$*	*0.91*	*46.2%*
Free Cash Flow (2)	$	12.0	$	50.5	*unfav*
Debt and A/R Securitization	$	476.0	$	499.4	*-4.7%*

- Sales increased 19.5% vs. YTD Q3 2010 as a result of successful execution of the Company's growth initiatives, bolt-on acquisitions and improved end market demand
- Productivity efforts continue to fund growth and offset commodity inflation
- Sales mix had negative impact on margin levels as lower margin segments experienced significant growth
- Income and EPS increased more than 40% (excluding Special Items) compared to YTD Q3 2010 due to increased volume and lower interest expense
- Continued focus on cash flow and debt reduction

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities Less Capital Expenditures.

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Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	September 30, 2011	December 31, 2010
Assets		
Current assets:		
Cash and cash equivalents	$ 10,540	$ 46,370
Receivables, net of reserves	151,970	111,380
Inventories	173,770	155,980
Deferred income taxes	23,590	34,500
Prepaid expenses and other current assets	6,720	6,670
Assets of discontinued operations held for sale	32,850	30,360
Total current assets	399,440	385,260
Property and equipment, net	157,180	149,290
Goodwill	215,920	205,890
Other intangibles, net	158,870	159,910
Other assets	26,450	23,810
Total assets	$ 957,860	$ 924,160
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 2,920	$ 17,730
Accounts payable	119,420	124,390
Accrued liabilities	72,620	66,600
Liabilities of discontinued operations	5,470	5,710
Total current liabilities	200,430	214,430
Long-term debt	473,040	476,920
Deferred income taxes	67,790	63,880
Other long-term liabilities	54,210	56,610
Total liabilities	795,470	811,840
Total shareholders' equity	162,390	112,320
Total liabilities and shareholders' equity	$ 957,860	$ 924,160

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Consolidated Statement of Operations

(Unaudited, dollars in thousands)

	Three months ended September 30, 2011	Three months ended September 30, 2010	Nine months ended September 30, 2011	Nine months ended September 30, 2010
Net sales	$ 277,660	$ 237,730	$ 824,310	$ 689,950
Cost of sales	(195,720)	(165,660)	(582,260)	(481,150)
Gross profit	81,940	72,070	242,050	208,800
Selling, general and administrative expenses	(46,170)	(40,130)	(137,180)	(117,170)
Gain (loss) on dispositions of property and equipment	20	(210)	50	(930)
Operating profit	35,790	31,730	104,920	90,700
Other income (expense), net:				
Interest expense	(10,730)	(12,550)	(34,370)	(39,780)
Debt extinguishment costs	-	-	(3,970)	-
Gain on bargain purchase	-	-	-	410
Other, net	540	(200)	(1,170)	(1,230)
Other income (expense), net	(10,190)	(12,750)	(39,510)	(40,600)
Income from continuing operations before income tax expense	25,600	18,980	65,410	50,100
Income tax expense	(8,620)	(7,030)	(21,730)	(18,800)
Income from continuing operations	16,980	11,950	43,680	31,300
Income from discontinued operations, net of income taxes	1,290	770	3,430	8,280
Net income	$ 18,270	$ 12,720	$ 47,110	$ 39,580
Earnings per share - basic:				
Continuing operations	0.49	0.36	1.28	0.93
Discontinued operations	0.04	0.02	0.10	0.24
Net income per share	$ 0.53	$ 0.38	$ 1.38	$ 1.17
Weighted average common shares - basic	34,417,879	33,827,939	34,182,592	33,730,852
Earnings per share - diluted:				
Continuing operations	0.49	0.35	1.26	0.91
Discontinued operations	0.03	0.02	0.10	0.24
Net income per share	$ 0.52	$ 0.37	$ 1.36	$ 1.15
Weighted average common shares - diluted	34,901,277	34,512,820	34,736,307	34,380,188

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) 24 Three months ended Three months ended September 30, 2011 September 30, 2010 (dollars in thousands, except per share amounts) Income Diluted EPS Income Diluted EPS Income and EPS from continuing operations, as reported………….……………………………………………………$16,980 0.49$ $11,950 0.35$ After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: None………………….………………………………………………………………………………………………. - - - - Excluding Special Items, income and EPS from continuing operations would have been…………………………………………………………………………………………………… 16,980$ 0.49$ 11,950$ 0.35$ Weighted-average shares outstanding for the three months ended September 30, 2011 and 2010 34,901,277 34,512,820 Nine months ended Nine months ended September 30, 2011 September 30, 2010 (dollars in thousands, except per share amounts) Income Diluted EPS Income Diluted EPS Income and EPS from continuing operations, as reported………….……………………………………43,680$ 1.26$ 31,300$ 0.91$ After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Debt extinguishment costs………………………………………………………………………………………………. 2,460 0.07 - - Excluding Special Items, income and EPS from continuing operations would have been…………………………………………………………………………………………………… 46,140$ 1.33$ 31,300$ 0.91$ Weighted-average shares outstanding for the nine months ended September 30, 2011 and 2010 34,736,307 34,380,188

Company and Business Segment Financial Information – Cont. Ops

(Unaudited, dollars in thousands)

	Three months ended September 30, 2011	Three months ended September 30, 2010	Nine months ended September 30, 2011	Nine months ended September 30, 2010
Packaging				
Net sales	$ 46,090	$ 44,490	$ 137,890	$ 133,610
Operating profit	$ 10,240	$ 13,140	$ 37,140	$ 38,480
Energy				
Net sales	$ 42,690	$ 31,710	$ 125,810	$ 94,400
Operating profit	$ 4,560	$ 3,100	$ 14,920	$ 11,360
Aerospace & Defense				
Net sales	$ 20,330	$ 19,170	$ 60,160	$ 53,470
Operating profit	$ 5,420	$ 5,350	$ 14,000	$ 13,020
Engineered Components				
Net sales	$ 46,010	$ 30,530	$ 126,870	$ 77,810
Operating profit	$ 7,730	$ 3,220	$ 19,010	$ 8,630
Cequent Asia Pacific				
Net sales	$ 26,020	$ 18,280	$ 67,390	$ 57,040
Operating profit	$ 5,250	$ 2,430	$ 9,720	$ 9,420
Cequent North America				
Net sales	$ 96,520	$ 93,550	$ 306,190	$ 273,620
Operating profit	$ 9,580	$ 11,000	$ 30,630	$ 28,180
Corporate Expenses				
Operating loss	$ (6,990)	$ (6,510)	$ (20,500)	$ (18,390)
Total Company				
Net sales	$ 277,660	$ 237,730	$ 824,310	$ 689,950
Operating profit	$ 35,790	$ 31,730	$ 104,920	$ 90,700

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Reported net income for the twelve months ended September 30, 2011	$	52,800
Interest expense, net (as defined)		46,550
Income tax expense		21,620
Depreciation and amortization		39,410
Non-cash compensation expense		3,710
Other non-cash expenses or losses		3,480
Non-recurring expenses or costs for acquisition integration		820
Debt extinguishment costs		3,970
Non-recurring expenses or costs for cost saving projects		220
Negative EBITDA from discontinued operations		50
Permitted dispositions		3,450
Permitted acquisitions		4,000
Bank EBITDA - LTM Ended September 30, 2011 [(1)]	$	180,080

[(1)] As defined in the Credit Agreement dated June 21, 2011.

TriMas Corporation

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